UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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BUZZFEED, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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BUZZFEED, INC.
50 West 23rd Street, 6th Floor
New York, New York 10010

SUPPLEMENT TO THE PROXY STATEMENT FOR THE
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 2, 2026

BuzzFeed, Inc. (the “Company,” “BuzzFeed,” “we,” “us,” and “our”) is making available this supplement, dated May 22, 2026 (this “Supplement”), to supplement the 2026 Proxy Statement and Notice of Annual Meeting of Shareholders, dated April 23, 2026 (the “Proxy Statement”), with respect to the solicitation of proxies by the Board of Directors of the Company (the “Board”) for use at the 2026 Annual Meeting of Shareholders to be held virtually at https://www.cstproxy.com/buzzfeed/2026 on Tuesday, June 2, 2026 at 2:00 p.m. Eastern Time (the “Annual Meeting”).
The purpose of this Supplement is to provide information relating to the recently announced strategic investment in the Company by Allen Family Digital, LLC (“AFD”), an affiliate of Byron Allen, and the anticipated changes to the Company’s management and Board in connection with AFD’s investment in BuzzFeed.
The date and time of the Annual Meeting, the record date for the Annual Meeting, and the proposals to be considered at the Annual Meeting, as disclosed in the Proxy Statement, remain unchanged. There are no changes to the proxy card or voting instruction form related to the Annual Meeting. As disclosed in the Proxy Statement, shareholders are being asked to (1) elect two Class II directors of BuzzFeed, to serve three-year terms expiring at the 2029 annual meeting of shareholders and until each such directors’ successors are duly elected and qualified, (2) ratify the appointment of CBIZ CPAs P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2026 and (3) transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. As disclosed in the Proxy Statement, only shareholders of record at the close of business on April 6, 2026 are entitled to notice of, and to attend and vote at, the Annual Meeting and any adjournments or postponements thereof.
This Supplement should be reviewed together with the Proxy Statement. Except as described in this Supplement, the information provided in the Proxy Statement continues to apply and should be considered in voting your shares. To the extent that the information in this Supplement differs from or updates the information contained in the Proxy Statement, the information in this Supplement is more current and supersedes that information contained in the Proxy Statement.

THE TRANSACTION WITH ALLEN FAMILY DIGITAL, LLC

Stock Purchase Agreement

On May 11, 2026, BuzzFeed entered into a Stock Purchase Agreement, as amended by Amendment No. 1 dated May 22, 2026 (the “Stock Purchase Agreement”) with AFD pursuant to which the Company agreed to issue and sell to AFD, 40,000,000 shares (the “Shares”) of the Company’s Class A common stock, par value $0.0001 per share (the “Class A common stock”), at a purchase price of $3.00 per share of Class A common stock, for aggregate consideration of $120.0 million (the “Transaction”). The aggregate consideration is comprised of (i) $20.0 million in cash to be paid to the Company at the closing of the Transaction, which is expected to occur on or around May 26, 2026 (the “Closing Date”), and (ii) a five-year secured promissory note in the principal amount of $100.0 million (the “Promissory Note”) to be issued to the Company on the Closing Date. The Company intends to use the proceeds from the Transaction to partially repay existing indebtedness.
Pursuant to the Stock Purchase Agreement, the Company has agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) within 60 days following any request by AFD for purposes of registering the resale of the Shares (the “Registration Statement”), to use commercially reasonable efforts to have such Registration Statement declared effective as promptly as practicable after the filing, and to keep the Registration Statement effective until the earlier of the date that all registrable securities covered by the Registration Statement (i) have been sold thereunder or pursuant to Rule 144 of the Securities Act (“Rule 144”) or (ii) may be sold without restriction under Rule 144 (including the volume and manner of sale limitations set forth in Rule 144).
Subject to certain exceptions, the Company has agreed to indemnify AFD and its affiliates for liabilities arising from (i) any breach or inaccuracy of a representation or warranty of the Company contained in the Stock Purchase Agreement and (ii) any failure by the Company to perform or comply with any covenant or agreement in the Stock Purchase Agreement.
Based on 36,296,018 shares of Class A common stock outstanding as of May 5, 2026 and after giving effect to the Transaction (including the Stock Conversion (as defined below)), AFD would beneficially own approximately 52% of the Company’s outstanding Class A common stock.

Promissory Note

On the Closing Date, AFD will issue a Promissory Note to the Company in the principal amount of $100.0 million. The Promissory Note bears interest at a rate of 5% per annum, with interest payable semi-annually on the last business day of each June and December. The Promissory Note matures on the fifth anniversary of the Closing Date. The Promissory Note is secured by a first priority security interest in 33.3 million of the Shares, and the Company understands that AFD currently holds no assets other than the Shares. AFD may prepay all or any portion of the principal at any time without premium or penalty, subject to one business day’s notice and a minimum prepayment amount of $1.0 million. Any material amendment, modification or waiver of the Promissory Note requires the approval of a majority of the disinterested directors on the Company’s Board.

Stock Conversion

In connection with the Transaction, Jonah Peretti, LLC, an affiliate of Jonah Peretti, the Company’s founder, Chief Executive Officer and Chairman, has agreed to convert all 1,309,354 of its shares of the Company’s Class B common stock, par value $0.0001 per share (the “Class B common stock”), into Class A common stock on the Closing Date (the “Stock Conversion”). Based on 36,296,018 shares of Class A common stock outstanding as of May 5, 2026 and after giving effect to the Transaction (including the Stock Conversion), Mr. Peretti would beneficially own approximately 2% of the Company’s outstanding Class A common stock and none of the Company’s outstanding Class B common stock.

Director Appointment Agreement

On May 11, 2026, the Company, AFD and Jonah Peretti, LLC entered into a Director Appointment Agreement, as amended by Amendment No. 1 dated May 22, 2026 (the “Director Appointment Agreement”), pursuant to which the Board will be expanded from four to nine directors.
Pursuant to the Director Appointment Agreement, (A) AFD has the right to appoint five directors as of the Closing Date and one additional director following the Annual Meeting, and may continue to appoint (i) two-thirds of the directors provided AFD beneficially owns equal to or more than 40% of the Company’s then-outstanding common stock and (ii) a majority of the directors provided AFD beneficially owns less than 40% but equal to or more than 20% of the Company’s then-outstanding common stock and (B) Jonah Peretti, LLC has the right to appoint one director, who initially will be Mr. Peretti. Following the expiration of Mr. Peretti’s current term as a Class I director of the Board and if the Company is required to have a majority of independent directors pursuant to applicable listing rules, Mr. Peretti’s appointee will be required to be independent. In addition, each of AFD and Jonah Peretti, LLC has agreed pursuant to the Director Appointment Agreement to vote all shares of Company common stock beneficially owned by such party in favor of the other party’s director nominees.
The Director Appointment Agreement terminates (A) with respect to Jonah Peretti, LLC’s director appointment rights, on the earlier of (i) such time as Mr. Peretti is no longer serving as an officer or director of the Company or any subsidiary of the Company due to his removal or termination for cause or voluntary resignation, (ii) such time as Mr. Peretti beneficially owns less than 60% of the Company common stock beneficially owned by Mr. Peretti as of the Closing Date and (iii) such time as Mr. Peretti beneficially owns less than 0.2% of the total shares of the Company’s outstanding Class A common stock and (B) with respect to AFD’s director appointment rights, at such time as AFD owns less than 5% of the then outstanding Company common stock.

Nasdaq Exemption

On May 11, 2026, the Company received confirmation from the Nasdaq Stock Market LLC (“Nasdaq”) that, although the issuance of the Shares would generally require approval of the Company’s shareholders under Nasdaq’s shareholder approval policy and that the director nomination rights may be inconsistent with the voting rights policy of Nasdaq, Nasdaq has granted an exception to the Company from Nasdaq’s shareholder approval policy and voting rights policy, in each case, pursuant to Nasdaq Listing Rule 5635(f) in connection with the issuance and sale of the Shares and the execution of the Director Appointment Agreement.

Prior to entry into the Stock Purchase Agreement, the Audit Committee of the Board (the “Audit Committee”), composed solely of independent and disinterested members of the Board, determined that the delay associated with obtaining a shareholder vote prior to the issuance of the Shares would seriously jeopardize the financial viability of the Company, and, on that basis, the Audit Committee expressly approved the Company’s reliance on the financial viability exception in order to consummate the Transaction without delay.

Continuation as a Controlled Company

Upon the closing of the Transaction, AFD is expected to beneficially own approximately 52% of the Company’s outstanding Class A common stock. As a result, the Company expects to continue to qualify as a “controlled company” under Nasdaq Listing Rule 5615(c) and therefore is permitted to avail itself of the exemptions under the Nasdaq Listing Rules afforded to a “controlled company.” Under the Nasdaq Listing Rules, a “controlled company” is not required to have a majority of independent directors, is not required to have an all-independent compensation committee, and is not required to have an all-independent nominating committee. The Company is currently evaluating whether to avail itself of some or all of these exemptions following the Closing Date.
For further information regarding the Transaction, shareholders are encouraged to review the Company’s Current Report on Form 8-K filed with the SEC on May 11, 2026, including the Stock Purchase Agreement, the form of Promissory Note, and the Director Appointment Agreement filed as Exhibits 10.1, 10.2 and 10.3 thereto, respectively (the “Transaction 8-K”). The information contained in the Transaction 8-K is not incorporated by reference into this Supplement and should not be considered a part of this Supplement.

CHANGES IN SENIOR MANAGEMENT

In connection with the Transaction, Jonah Peretti resigned as Chief Executive Officer of the Company and Chairman of the Board on May 11, 2026, effective as of the Closing Date of the Transaction (expected to occur on May 26, 2026). Mr. Peretti will remain on the Board as a Class I director and is expected to transition to a new role as President of BuzzFeed AI. The Company has not yet finalized the compensation arrangements for Mr. Peretti in his new role as President of BuzzFeed AI.
In addition, in connection with the Transaction and pursuant to the Stock Purchase Agreement, on May 11, 2026, the Board appointed Byron Allen Folks to serve as Chief Executive Officer, a Class I director and Chairman of the Board, all effective as of the Closing Date. The Company has not yet finalized the compensation arrangements for Mr. Allen in his new role as Chairman and Chief Executive Officer of the Company.
Byron Allen Folks , age 65, has served as Founder, Chairman, and Chief Executive Officer of Allen Media Group, a global media, content production, and distribution company with operations spanning television broadcasting, streaming, digital media, and film distribution. Mr. Allen founded the company in 1993 and has led its growth into one of the largest privately held media companies in the United States. Mr. Allen owns 13 ABC-CBS-NBC network affiliate broadcast television stations in 11 U.S. markets and ten 24-hour HD television networks serving nearly 275 million subscribers:

THE WEATHER CHANNEL, PETS.TV, COMEDY.TV, RECIPE.TV, CARS.TV, ES.TV, MYDESTINATION.TV, JUSTICECENTRAL.TV, THEGRIO TELEVISION NETWORK, and HBCU GO. Mr. Allen also owns the digital streaming platforms HBCU GO, SPORTS.TV, LOCAL NOW and THE WEATHER CHANNEL STREAMING APP. Mr. Allen currently owns a two-hour nightly comedy block on CBS Network and also produces, distributes, and sells advertising for 74 television programs, making him one of the largest independent producers/distributors of first-run syndicated television programming for broadcast television stations, cable networks, and digital platforms.
As a result of the appointment of Mr. Allen as the Company’s Chief Executive Officer, effective as of the Closing Date, the Company’s executive officers as of such time will be the following:
•Byron Allen Folks, 65, Chairman and Chief Executive Officer
•Matthew Omer, 42, Chief Financial Officer
•David Arroyo, 57, Chief Legal & Compliance Officer and Corporate Secretary

CHANGES IN BOARD MEMBERSHIP

In connection with the Transaction the size of the Board will be increased from four members to nine members. On May 11, 2026 in accordance with the terms of the Director Appointment Agreement and at the nomination of AFD, the Board appointed the following five directors to the Board to fill the five vacancies, effective as of the Closing Date:
•Byron Allen Folks as a Class I director;
•Chris Malone as a Class I director;
•Eric Gould as a Class III director;
•Sydnie Karras as a Class III director; and
•Terence Hill as a Class III director.
Chris Malone, age 41, is the Executive Vice President, Chief Financial Officer and Head of Corporate Development of Allen Media Group, which he joined in May 2022, and has served on its board since December 2023. Mr. Malone leads Allen Media’s finance organization with leadership and responsibilities spanning financial strategy, M&A, capital markets, financial planning & analysis, and strategic investments. Mr. Malone has over 18 years of experience in M&A, capital markets, private equity and credit. Prior to joining Allen Media Group, Mr. Malone was a Principal at Stellex Capital Management, a private equity firm based in New York. Prior to Stellex, Mr. Malone was a Director at Brightwood Capital where he focused on providing debt and equity capital solutions to middle-market companies. Earlier in his career, Mr. Malone worked in private equity at RLJ Equity Partners. Mr. Malone began his career in investment banking at Credit Suisse and William Blair. Mr. Malone received his B.S. in Finance from Hampton University and his M.B.A. from Harvard Business School.
Eric Gould, age 58, has served as Executive Vice President, Chief Investment Officer of Allen Media Group since August 2017 and has served on its board since December 2023. Mr. Gould plays a key leadership role in investment activities, mergers and acquisitions, capital markets activities, and corporate finance initiatives. Before joining Allen Media Group, Mr. Gould was a Managing Director and Senior Portfolio Manager at Guggenheim Partners Asset Management from 2014 to 2017. Prior to joining Guggenheim, Mr. Gould was the Head of Portfolio Management at Munich Re Group/MEAG New York, where he was responsible for North American investment strategies, and served as an investment committee member and a corporate officer from 2007 to 2013. Before joining Munich Re in 2007, Mr. Gould was a Senior Vice President and Senior Portfolio Manager at GE Asset Management. In total, Mr. Gould has more than 30 years of investment experience in portfolio management across multi-sector investment strategies, finance, capital markets and mergers and acquisitions. Mr. Gould earned his MBA from Loyola University of Chicago and B.A. from Indiana University.
Sydnie Karras, age 39, has served as Vice President, Chief Accounting Officer of Allen Media Group since October 2021 and has served on its board since December 2023. Prior to joining Allen Media Group, Ms. Karras served as Director in the Capital Markets and Accounting Advisory Services practice at PricewaterhouseCoopers LLP, where she advised public and private companies on SEC reporting, mergers and acquisitions, financing transactions, IPOs, and other complex accounting matters. Earlier in her career, Ms. Karras served in PricewaterhouseCoopers LLP’s assurance practice, focusing on public company audits, financial reporting, and Sarbanes-Oxley compliance. Ms. Karras is a Certified Public Accountant in the State of California and holds a Bachelor’s degree in Accounting from Santa Clara University.
Terence Hill, age 69, has served as the Chief Operating Officer of Allen Media, LLC and Entertainment Studios since joining the company in 1998. Mr. Hill is a media executive with over 35 years of experience in business operations, strategic planning, finance and corporate management. During his tenure, Mr. Hill was instrumental in transforming Allen Media Group into a diversified, fully integrated media and technology company. Prior to joining Entertainment Studios, Mr. Hill was an investment banker at Merrill Lynch & Company and focused on institutional real estate, capital markets and debt structuring. He holds a degree in Business Administration in Finance from the University of Southern California.
Accordingly, on or about May 26, 2026 and following the Annual Meeting, assuming the election of the directors nominated at the Annual Meeting and assuming that the Transaction closes as anticipated, the Board will consist of the following nine directors:
•Byron Allen Folks as a Class I director (director since May 2026)
•Jonah Peretti as a Class I director (director since December 2021)
•Chris Malone as a Class I director (director since May 2026)
•Adam Rothstein as a Class II director (director since December 2021)
•Janet Rollé as a Class II director (director since December 2021)
•Greg Coleman as a Class III director (director since December 2021)
•Eric Gould as a Class III director (director since May 2026)
•Sydnie Karras as a Class III director (director since May 2026)
•Terence Hill as a Class III director (director since May 2026)

Following the Annual Meeting, one additional Class II director will be appointed by AFD and simultaneously with this apointment Mr. Coleman will step down from the Board. Our Board has previously determined three of our directors, Greg Coleman, Janet Rollé, and Adam Rothstein, are “independent directors” as defined under the applicable rules, regulations and listing requirements of Nasdaq and the applicable rules and regulations promulgated by the SEC. As of the date hereof, the Board has not yet formally evaluated the independence of any of Mr. Allen’s additional director nominees. There is no family relationship between any of the directors or executive officers and any of our other directors or executive officers, except that Mr. Hill is the uncle of Mr. Allen. None of Mr. Malone, Mr. Gould, Ms. Karras or Mr. Hill own any shares of BuzzFeed common stock. As stated above, as a “controlled company,” under the Nasdaq listing rules the Company is not required to have a majority of independent directors.

BOARD DIVERSITY MATRIX

On or about May 26, 2026 and following the Annual Meeting, assuming the election of the directors nominated at the Annual Meeting and assuming that the Transaction closes as anticipated, the diversity matrix of the Company’s Board will include the following:

Board Diversity Matrix (as of May 26, 2026)
Total Number of Directors: 9 directors
	Female	Male	Non-Binary	Did Not Disclosure Gender
Gender Identity
Directors	2	7	—	—
Demographic Background
African American or Black	2	3	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	—	4	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—

CHANGES IN BOARD COMMITTEES

As previously disclosed in the Proxy Statement, the Board has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating, Corporate Governance, and Corporate Responsibility Committee. The Company expects that Mr. Coleman, Ms. Rollé, and Mr. Rothstein, the three continuing independent directors who currently serve on the Audit Committee, will continue to serve on the Audit Committee following the Closing Date. The Company expects that, following the Closing Date, AFD’s sixth director designee will be an independent director who will replace Mr. Coleman on the Audit Committee. The Board may appoint additional committee members from among the newly appointed directors in accordance with the qualification requirements of the Nasdaq listing rules and applicable SEC rules and regulations. As noted above, as a “controlled company,” BuzzFeed is not required to have a compensation committee consisting of only independent directors, and is not required to have a nominations committee consisting of only independent directors. Information regarding the final composition of each committee will be disclosed by the Company in its SEC filings following the Closing Date.

VOTING MATTERS AND REVOCATION

This Supplement does not change the proposals to be acted upon at the Annual Meeting, which proposals are described in the Proxy Statement, and there are no changes to the proxy card or voting instruction form related to the Annual Meeting. Shareholders are being asked to vote on the same proposals described in the Proxy Statement: (1) the election of Janet Rollé and Adam Rothstein as Class II directors, each to serve a three-year term expiring at the 2029 annual meeting of shareholders and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification, or removal, and (2) the ratification of the appointment of CBIZ CPAs P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. The Board continues to recommend that shareholders vote “FOR” each of the nominees named in Proposal No. 1 and “FOR” Proposal No. 2.
If you have already submitted a proxy or voted, you are not required to submit a new proxy or vote again, and your previously submitted proxy will remain valid and will be voted at the Annual Meeting in accordance with your instructions.
A shareholder of record who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by:
•delivering to our Corporate Secretary by mail a written notice stating that the proxy is revoked;
•signing and delivering a proxy bearing a later date;
•voting again through the Internet; or
•attending virtually and voting during the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).
Please note, however, that if your shares are held of record by a broker, bank, trustee, or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.
YOU ARE URGED TO READ THE PROXY STATEMENT AND THIS SUPPLEMENT CAREFULLY IN DECIDING HOW TO VOTE. Your vote is important. Whether or not you plan to attend the Annual Meeting virtually, please cast your vote as soon as possible by Internet or by completing and returning a proxy card to ensure that your shares will be represented. Your vote by written proxy will ensure your representation at the Annual Meeting regardless of whether you attend virtually. Returning the proxy does not affect your right to attend the Annual Meeting virtually or to vote your shares virtually during the Annual Meeting.
This Supplement, along with our previously furnished proxy materials, which include the Proxy Statement and our Annual Report for the fiscal year ended December 31, 2025, are available online at https://www.cstproxy.com/buzzfeed/2026. They are also available on the SEC’s website at www.sec.gov and on the Company’s website at https://investors.buzzfeed.com.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Supplement includes forward-looking statements within the meaning of Section 27A of the Securities Act, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements contained in this Supplement other than statements of historical fact, including statements regarding the anticipated closing of the Transaction, anticipated changes to our management team, and anticipated changes to our Board are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “aim,” “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seeks,” “should,” “target,” or “will,” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words.
Forward-looking statements are not historical facts and are based on current expectations, our management’s beliefs and expectations, and certain assumptions made by our management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates, and uncertainties that are difficult to predict. For a discussion of some of the risks and important factors that could affect our future results and financial condition, see “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and our other filings with the Securities and Exchange Commission (the “SEC”), which are available on the “Investor Relations” section of our website, which is located at https://investors.buzzfeed.com/, and on the SEC’s website at www.sec.gov.
All forward-looking statements contained herein are based on information available to us as of the date hereof and you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this Supplement or to conform these statements to actual results or revised expectations, except as required by law. Undue reliance should not be placed on forward-looking statements.